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                                                                    EXHIBIT 10.3


                             AMENDMENT NUMBER SEVEN
                                     TO THE
                       HARRIS CORPORATION RETIREMENT PLAN


                  WHEREAS, Harris Corporation, a Delaware corporation (the "Corporation"), has heretofore adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2003 (the "Plan");

                  WHEREAS, the Corporation has the authority to amend the Plan pursuant to Section 17.1 of the Plan; and

                  WHEREAS, the Corporation, by action of its Board of Directors (the "Board") at the Board's meeting held on December 3, 2004, authorized the Employee Benefits Committee of the Corporation (the "Committee") to execute all such instruments and documents that the Committee deems necessary, advisable or appropriate to amend the Plan to exclude from participation therein any employee eligible to participate in the Harris Orkand Information Services Corporation 401(k) Plan.

                  NOW, THEREFORE, pursuant to the power of amendment in Section
17.1 of the Plan and the Board's authorization, the definition of "Eligible Employee" in Article 2 of the Plan hereby is amended in its entirety to read as follows, effective January 1, 2005:

                  Eligible Employee. An Employee other than an Employee (i) the terms of whose employment are subject to a collective bargaining agreement which does not provide for the participation of such Employee in the Plan; (ii) who does not receive any Compensation payable in United States dollars;
                  (iii) who is not treated as an employee of an Employer on such Employer's payroll records (notwithstanding any determination by a court or administrative agency that such individual is an Employee); (iv) who is not a United States citizen or a resident alien who provides services in a location other than the United States or (v) who is performing

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                  services for an Employer for its separate and distinct
                  business unit that is designated business unit 00211, which is known as Harris Orkand Information Systems (or such other designation and name for the unit that may be instituted from time to time). No individual who renders services for an Employer shall be an Eligible Employee if such individual renders services pursuant to an agreement or arrangement (written or oral) (i) that such services are to be rendered by the individual as an independent contractor; (ii) with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, that is not an Employer or Affiliate or (iii) that contains a waiver of participation in the Plan.


                  APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 21st day of December, 2004.

                                              Attest:

                                              /s/ John D. Gronda
                                              ----------------------------------
                                              Secretary